CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.

                                                /s/ Arthur Andersen LLP
                                               -------------------------
                                               ARTHUR ANDERSEN LLP

Los Angeles, California
July 2, 1996